


As filed with the Securities and Exchange Commission May 28, 2002
                                               File No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              FREEWILLPC.COM, INC.
             (Exact name of registrant as specified in its charter)

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
            NEVADA                                 75-2877111
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                         185 Madison Avenue, 10th Floor
                            New York, New York 10016
           (Address of principal executive office, including zip code)

                                LETTER AGREEMENT
                            (Full Title of the Plan)

                            James Leaderer, President
                         185 Madison Avenue, 10th Floor
                            New York, New York 10016
                                 (212) 725-4423
              (Name, address, including zip code, telephone number,
                   including area code, of agent for service)

                                 with a copy to:

                           RAICE, PAYKIN & KRIEG, LLP
                         185 Madison Avenue, 10th Floor
                            New York, New York 10017
                              David C. Thomas, Esq.
                                 (212) 725-4601

                        CALCULATION OF REGISTRATION FEE*
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-------------------------------------------------------------------------------
                                    PROPOSED         PROPOSED
                                    MAXIMUM          MAXIMUM
TITLE OF          AMOUNT            OFFERING         AGGREGATE     AMOUNT OF
SECURITIES TO     TO BE             PRICE PER        OFFERING      REGISTRATION
BE REGISTERED     REGISTERED        SHARE            PRICE         FEE
===============================================================================
Common Stock      800,000 Shares    $2.00            $1,600,000       $148
-------------------------------------------------------------------------------
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* Computed in accordance with Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and based on the average of the bid and asked prices reported by the national quotation bureau for over-the-counter trading for May 24, 2002.




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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Information required by Part 1 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 2   Registrant Information and Employee Plan Annual Information.

Information required by Part 1 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by FreewillPC.com, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement.

          1. The description of the Company's Common Stock on Form SB-1 filed on October 20, 2000, as amended and updated.

          2. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

          3. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

          4.   The Company's Current Report on Form 8-K filed on May 24, 2002.

         In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Company is empowered under Section 78 of the Nevada Revised Statutes to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the

Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Company's articles of incorporation provide that the Company will indemnify its directors and officers to the full extent provided by Nevada law. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. In addition, the Company may advance expenses of such nature on any other terms and/or in any other manner authorized by law.

         The Company's articles of incorporation also provide that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director: provided, however, that nothing contained herein shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their directorship.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits:

         See Exhibit Index.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by
         section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 20, 2002.

                                         FreewillPC.com, Inc.

                                         By: /s/ JAMES LEADERER
                                            ----------------------------------
                                         James Leaderer
                                         President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 20, 2002.

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Signature                           Title
---------                           ------

/s/ JAMES LEADERER              President, Chief Executive Officer, Treasurer, Secretary
------------------              and sole Director
James Leaderer

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                                  Exhibit Index

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Exhibit  Description
No.
------   ------------

3.1      Articles of Incorporation *
3.2      By Laws*
4.2      Specimen Stock Certificate*
5.1      Legal opinion and consent of Raice, Paykin & Krieg LLP
23.1     Consent of J.S. Osborn, P.C., Certified Public Accountant
99.1     Letter agreement dated May 11, 2002
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         *Previously filed with the Company's Form SB-1 filed on October 20,
         2000, as amended and updated, and incorporated herein by reference.